Exhibit 10.3

________________________

________________________

________________________

Attn: ________________________

Dear Sirs:

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with that certain understanding by and among Helios and Matheson Analytics Inc., a Delaware corporation with offices located at Empire State Building, 350 5th Avenue, New York, New York 10118 (the “Company”) and the undersigned (“Holder”).

Reference is hereby made to that certain Amendment and Exchange Agreement, dated June 28, 2018 (the “Exchange Agreement”), by and among the Company and the Holder, pursuant to which, among other things, the Holder exchanged certain warrants to purchase Common Stock (as defined in the Exchange Agreement) into certain Exchange Securities (collectively, the “Restricted Securities”). Capitalized terms not defined herein shall have the meaning as set forth in the Exchange Agreement. For good and valuable consideration, Holder and the Company hereby agree as follows:

During the period commencing on the date hereof (“Execution Date”) and ending on, and including, the earlier to occur of (x) the Stock Split Stockholder Meeting Deadline (as defined in the June Securities Purchase Agreement) and (y) the Stock Split Stockholder Approval Date (as defined in the June Securities Purchase Agreement) (such earlier date, the “Lock-Up End Date”), the Holder shall not after the Execution Date sell, directly or indirectly, any of the Restricted Securities; provided, that nothing herein shall prohibit (I) the Holder from using any Restricted Securities to cover Short Sales (as defined in Regulation SHO) of the Holder (or any of its Affiliates) outstanding as of the Execution Date, (II) the lending by the Holder (or its designee) of any of the Restricted Securities to any Person, or (III) the pledging by the Holder (or its designee) of any of the Restricted Securities to any Person. Commencing on the calendar day immediately following the Lock-Up End Date through, and ending on, the earlier to occur of (a) the fifteenth (15th) calendar day immediately following the Lock-Up End Date; (b) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any Other Holder under any leak-out agreement in the form of this Agreement entered into with any Other Holder in connection with the Transactions or (c) any breach by the Company of any term of this Leak-Out Agreement that is not cured within 5 business days following delivery of written notice of such breach by Holder to the Company (“Cured”), neither Holder, nor any of its Trading Affiliates (as defined below), collectively, shall sell, directly or indirectly, Restricted Securities on any Trading Day, in an amount in excess of 15% of the daily average composite trading volume of the Common Stock as reported by Bloomberg, LP on such Trading Day; provided, that the foregoing restrictions shall not apply (x) with respect to any sale of any shares of Common Stock at a price greater than or equal to $0.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) or (y) with respect to (I) the use by the Holder of any Restricted Securities to cover Short Sales (as defined in Regulation SHO) of the Holder (or any of its Affiliates) outstanding as of the Execution Date or (II) the lending by the Holder (or its designee or Affiliate) of any of the Restricted Securities to any Person.

For the purpose of this Leak-Out Agreement, the following definitions shall apply:

“Affiliate” means, with respect to any specified Person, (x) any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member of such Person and any fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person or (y) if such Person is a natural person, such Person’s spouse, lineal descendant (including any adopted child or adopted grandchild) or other family member, or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, in whole or in part, or the ownership interests of which are, directly or indirectly, controlled by, such Person or any other member or members of such Person’s family.

“Trading Affiliates” means the Holder or any Affiliate thereof which (x) has knowledge of the Transactions, (y) has or shares discretion relating to such Holder's investments or trading or information concerning the Holder's investments, including in respect of the Restricted Securities, or (z) is subject to the Holder's review or input concerning such Affiliate's investments or trading.

Notwithstanding anything herein to the contrary, on or after the date hereof, Holder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities (or any securities convertible or exercisable into Restricted Securities, as applicable) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement with respect to such transferred Restricted Securities (or such securities convertible or exercisable into Restricted Securities, as applicable) (an “Assignee Agreement”) and sales of Holder and its Affiliates and all Assignees shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

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The Company further represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any consent, release, amendment, settlement or waiver of the terms, conditions or transactions herein or in any agreement with any Other Holder related to the subject matter hereof, is or will be more favorable to such Person than those set forth in this Leak-Out Agreement or provided to any Person unless the provisions of this paragraph are complied with. If, and whenever on or after the date hereof, the Company desires to provide terms which might affect any of the actions prohibited in the immediately preceding sentence, then (x) the Company shall provide Holder with notice thereof at least two (2) business days prior to such date and (y) upon the consummation thereof the terms and conditions of this Leak-Out Agreement shall be, without any further action by Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be), provided that upon written notice to the Company at any time prior to the expiration of such two (2) business day period Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Leak-Out Agreement shall continue to apply to Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to Holder.

This Leak-Out Agreement shall not be effective until executed by the Company and Holder.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

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All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 5.4 of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

The obligations of Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement, and Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by Holder pursuant hereto, shall be deemed to constitute Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Agreement. The Company and Holder confirms that Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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[SIGNATURE PAGE TO LEAK-OUT]

Agreed to and Acknowledged:

“Company”

HELIOS AND MATHESON ANALYTICS INC.

By:
	Name:	Theodore Farnsworth
	Title:	Chief Executive Officer

“Holder”

By:
Name:
Title: